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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 19, 1999 in the Registration Statement on Form S-1 and related Prospectus of Arthur J. Gallagher & Co. and subsidiaries for the registration of 1,200,000 shares of its Common Stock.

  We also consent to the incorporation by reference therein of our report dated January 19, 1999 with respect to the consolidated financial statement schedule of Arthur J. Gallagher & Co. and subsidiaries for the years ended December 31, 1998, 1997 and 1996 included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                       ---------------------------------------
                                          Ernst & Young LLP

Chicago, Illinois
March 26, 1999